Exhibit 99.B(p)(2)

14.A.

HARRIS ASSOCIATES INVESTMENT TRUST

Code of Ethics for Non-management Trustees
as amended July 20, 2011

The following Code of Ethics has been adopted in accordance with Rule l7j-1 under the Investment Company Act of 1940 (the “Act”) by the board of trustees of Harris Associates Investment Trust (the “Trust”) on March 8, 1994, and has been amended by the board of trustees of the trust on June 9, 1998, April 18, 2000, July 17, 2002, July 27, 2005, October 24, 2007, October 22, 2008 and July 20, 2011.

The Act and rules and regulations thereunder make it illegal for any Person Subject to the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust to:

•                  employ any device, scheme, or artifice to defraud the Trust;

•                  make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Trust regarding a material fact;

•                  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

•                  engage in any manipulative practice with respect to the Trust.

1.     Definitions of Terms Used.

•                  Adviser:  Harris Associates L.P. (“HALP”), the investment adviser to the Trust.

•                  Beneficial Interest or Ownership:  Beneficial interest or ownership of a person shall be interpreted in the same manner as it would be in determining whether the person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, but applied to all securities owned or acquired and not only those within the scope of Section 16.  Examples of beneficial interest or ownership are attached as Appendix A.

•                  Code:  This Code of Ethics.

•                  Distributor:  Harris Associate Securities, L.P.

•                  Fund:  Each of The Oakmark Fund, The Oakmark Select Fund, The Oakmark Equity and Income Fund, The Oakmark Global Fund, The Oakmark International Fund and The Oakmark International Small Cap Fund, The Oakmark Global Select Fund and any other series of shares of beneficial interest of the Trust.

•                  Non-management trustee:  A Trustee of the Trust who is either a Non-interested Trustee or an Other Non-management Trustee.

•                  Non-interested Trustee:  A Trustee of the Trust who is not an “interested person” of the Trust as defined in section 2(a)(19) of the Act.

•                  Person Subject to the Code:  Each Non-management Trustee of the Trust.

•                  Security:  A “covered security” as defined in section 2(a)(36) of the Act, which includes any right to acquire such security but does not include securities issued by the Government of the United States, short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit, commercial paper and securities issued by a registered open-end investment company.

•                  Trust:  Harris Associates Investment Trust.

•                  Other Non-management Trustee:  A trustee of the Trust who is neither a Non-interested Trustee nor an “affiliated person” (as defined in section 2(a)(3) of the Act) of the Adviser or the Distributor.

2.     Consideration of Transaction for a Fund.  The Adviser shall be deemed to be considering a transaction in a security for a Fund, the earlier of (a) when a recommendation to purchase or sell a security has been made and communicated to the Trust or the security is placed on the research project list and (b) with respect to the person making the recommendations, when such person seriously considers making such recommendation.

3.     Prohibited Securities Transactions.

(a)                          No Person Subject to the Code shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership or interest and when the person knows or has reason to believe that securities of the same class are being purchased or sold or considered for purchase or sale by a Fund, until the Fund’s transactions have been completed or consideration of such transaction is abandoned.

(b)                         This prohibition does not apply to any transaction in an investment advisory account of any Person Subject to the Code (either alone or with others) over which the investment adviser for the account exercises investment discretion if the Person Subject to the Code did not have knowledge of the transaction until after the transaction had been executed; provided that the Person Subject to the Code had previously identified the account to the Trust’s Chief Compliance Officer.

(c)                          Among the advisory clients of the Adviser are private investment partnerships in which various Persons Subject to the Code may have equity interests. This section 3 shall not restrict purchases or sales for the accounts of such partnerships provided that a Fund and such accounts are treated fairly and equitably in connection with such purchases and sales.

4.     Exempted Transactions. The provisions of this Code are not intended to restrict unnecessarily the personal investment activities of Persons Subject to the Code. Therefore, the provisions of Section 3 of this Code shall not apply to:

(a)                          Purchases or sales effected in any account over which the Persons Subject to the Code has no direct or indirect influence or control;

(b)                         Purchases or sales of securities that are not eligible for purchase or sale by a Fund;

(c)                          Purchases or sales that are non-volitional on the part of either the Person Subject to the Code or a Fund;

(d)                         Purchases that are part of an automatic dividend reinvestment plan;

(e)                          Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

(f)                            Purchases or sales that receive the prior approval of the Chief Compliance Officer of the Trust or Adviser on the ground that they are not inconsistent with this Code or the provisions of Rule 17-j-l(a).

5.     Reporting Securities Transactions.

(a)                          Duty to Report.  If any Person Subject to the Code has a beneficial interest in a transaction in a security and at the time of the transaction knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Trust should have known, that on the day of the transaction or within 15 days before or after that day a purchase or sale of that class of security was made or being considered for a Fund, he or she shall report the transaction to the Chief Compliance Officer of the Trust within 10 days after the end of the calendar quarter in which the transaction occurred.

(b)                         Form of Report.  A report pursuant to Section 5(a) may be in any form (including a copy of a confirmation or monthly brokerage statement) but must include:

(i)                             the date of the transaction;

(ii)                          the title, interest rate and maturity date (if applicable), number of shares, and the principal amount (if applicable) of the security;

(iii)                       the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

(iv)                      the price at which the transaction was effected;

(v)                         the name of the broker, dealer or bank with or through whom the transaction was effected;

(v)                         the name of the reporting person; and

(vi)                      the date on which the report is submitted.

6.               Additional Reporting Requirements for Other Non-management Trustees.

(a)                          Each Other Non-management Trustee shall also file the following reports with the Chief Compliance Officer of the Trust unless excepted by paragraph (b) of this section 6:

(i)                             Initial Holdings Report.  No later than 10 days after the person becomes an Other Non-management Trustee (which information must be current as of a date no more than 45 days prior to the date the person becomes an Other Non-management Trustee):

(A)                              The title, number of shares and principal amount of each Security in which the Interested Person had any direct or indirect beneficial ownership when the person became an Other Non-management Trustee;

(B)                                The name of any broker, dealer or bank with whom the Other Non-management Trustee maintained an account in which any securities were held for the direct or indirect benefit of the Other Non-management Trustee as of the date the person became an Other Non-management Trustee; and

(C)                                The date that the report is submitted by the Other Non-management Trustee.

(ii)                          Quarterly Transaction Reports.  No later than 30 days after the end of each calendar quarter, the following information:

(A)                              With respect to any transaction during the quarter in a Security in which the Other Non-management Trustee had any direct or indirect beneficial ownership:

1.                       The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

2.                       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.                       The price of the Security at which the transaction was effected;

4.                       The name of the broker, dealer or bank with or through which the transaction was effected; and

5.                       The date that the report is submitted by the Other Non-management Trustee.

(B)                                        With respect to any account established by the Interested Person in which any securities were held during the quarter for the direct or indirect benefit of the Other Non-management Trustee:

1.                       The name of the broker, dealer or bank with whom the Other Non-management Trustee established the account;

2.                       The date the account was established; and

3.                       The date that the report is submitted by the Other Non-management Trustee.

(iii)                       Annual Holdings Reports.  Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(A)                              The title, number of shares and principal amount of each Security in which the Interested Person had any direct or indirect beneficial ownership;

(B)                                The name of any broker, dealer or bank with whom the Other Non-management Trustee maintains an account in which any securities are held for the direct or indirect benefit of the Other Non-management Trustee; and

(C)                                The date that the report is submitted by the Other Non-management Trustee.

(b)                 Exceptions from Reporting Requirements.  A person need not make a report under paragraph (a) of this section with respect to transactions effected for, or Covered Securities held in, any account over which the person has no direct or indirect influence or control, provided that such account has been identified pursuant to section 3, of this Code.

7.     Transactions with a Fund or the Trust.  No Person Subject to the Code will knowingly sell to or purchase from a Fund or the Trust any security or other property except securities issued by a Fund.

8.     Enforcement.

(a)                  Confidentiality; Additional Information.  Reports filed pursuant to Section 5 of the Code will be maintained in strictest confidence but will be reviewed by the Trust or the Adviser to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

(b)                 Sanctions for Non-compliance.  Conduct that is not in accordance with the Code shall constitute grounds for appropriate sanctions by the Trust, including letters of sanction, suspension, or removal from office.

(c)                  Retention of Records.  The Trust’s Chief Compliance Officer will maintain the records listed below for a period of five years.  Such records shall be maintained at the Trust’s principal place of business in an easily accessible place:

(i)                     a list of all Persons Subject to the Code during the period;

(ii)                  receipts signed by al1 persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

(iii)               a copy of each Code of Ethics that has been in effect at any time during the period; and

(iv)              a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period as well as a record of all persons responsible for reviewing these reports.

9.     Annual Report to the Board of Trustees: The Trust’s Chief Compliance Officer, as administrator of the Non-management Trustee Code of Ethics, shall prepare an annual report to the board of trustees of the Trust that:

(a)                  Summarizes existing procedures concerning personal investing by Non-management Trustees and any changes in those procedures during the past year;

(b)                 Describes issues that arose during the previous year concerning personal investing by Non-management Trustees, including but not limited to information about material violations of the Code and sanctions imposed;

(c)                  Certifies that the Trust has adopted procedures reasonably designed to prevent Non-management Trustees from violating the Code;

(d)                 Identifies recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations

ACKNOWLEDGMENT OF RECEIPT OF
CODE OF ETHICS AND STATEMENT ON INSIDER TRADING
FOR UNAFFILIATED TRUSTEES

Harris Associates Investment Trust (the “Trust”) has adopted a written Code of Ethics for Other Non-management Trustees (the “Code”) to avoid potential conflicts of interest.  A copy of the Code is attached to this acknowledgement.  As a condition of the retention of your position as a trustee, you are required to read, understand and abide by the Code.

Any questions concerning the Code should be directed to the Chief Compliance Officer of the Trust.

I affirm that I have read and understand the Code.  I agree to the terms and conditions set forth in the Code.

Signature	Date

Examples of Beneficial Interest

For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  Examples of beneficial ownership under this definition include:

•                  securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

•                  securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and not a current income interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

•                  securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, child, descendant, stepchild, parent or other ancestor or step-parent, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

•                  securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

•                  securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

•                  securities held by a personal holding company controlled by you alone or jointly with others;

•                  securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) a minor child or any other immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

•                  securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not currently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

•                  securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership’s portfolio; and

•                  securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive.  There are other circumstances in which you may be deemed to have a beneficial interest in a security.  Any questions about whether you have a beneficial interest should be directed to the Chief Compliance Officer of the Trust.